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                                                                     Exhibit 5.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                 August 31, 2004

(214) 698-3100                                                       03896-00028

(214) 571-2900

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas  75240

      Re:     Atmos Energy Corporation Public Offering

Ladies and Gentlemen:

      As counsel for Atmos Energy Corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $2,200,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities") and (ii) shares of its Common Stock, no par value per share (the "Common Stock"). The foregoing securities are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

      In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

      For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

      (1) The Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation");

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      (2)   The Amended and Restated Bylaws of the Company, as amended to date
            (the "Bylaws");

      (3) The Indenture, dated as of May 22, 2001, between the Company and SunTrust Bank, as trustee, filed as an exhibit to the Registration Statement (as amended or supplemented in accordance with the terms thereof, the "Indenture");

      (4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

      (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

      On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock for issuance), the due execution and delivery of the relevant instrument representing any Debt Securities pursuant to which such Debt Securities may be issued and the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

   1. When the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

   2. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

      The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

            (a) the Board of Directors or other authorized governing body of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws, each as amended,

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      through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

            (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

            (c) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the SEC describing the Securities offered thereby;

            (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

            (e) with respect to Debt Securities, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

            (f) in the case of an indenture pursuant to which any Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

      This opinion is limited to the present laws of the States of Texas and New York, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on the issuance, payment and nonassessability of the Common Stock. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

      This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                        Very truly yours,

                                        /s/ Gibson, Dunn & Crutcher LLP